Exhibit 99.1

GreenVision Acquisition Corp. Announces

Contribution to Trust Account to Extend Period to Complete Business Combination

NEW YORK, November 13, 2020 -- GreenVision Acquisition Corp. (Nasdaq: GRNV), a special purpose acquisition company (“GreenVision”), announced today that it has deposited the amount of $575,000 into its trust account (the “Trust Account”) in order to extend the period of time that it has to complete a business combination for an additional period of three (3) months, from November 21, 2020 to February 21, 2021. The funds deposited into the Trust Account were previously provided by Accountable Healthcare America, Inc. (“AHA”) under the terms of the definitive Merger Agreement entered into by the parties on August 26, 2020. GreenVision issued an unsecured promissory note in an amount of $575,000 to AHA in accordance with its governing documents. The purpose of the extension is to extend the time for GreenVision and AHA to complete the previously announced business combination.

About GreenVision Acquisition Corp.

GreenVision Acquisition Corp. is a newly organized blank check company formed under the laws of the State of Delaware for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company's efforts to identify a prospective target business will not be limited to a particular industry or geographic region, but it intends to focus on target businesses operating in North America, Europe and Asia (excluding China) in the life sciences and healthcare industries.

About Accountable Healthcare America, Inc.

AHA is a technology-enabled population health management company. For more information, please visit www.ahahealthcare.net. Information on our website does not comprise a part of this press release.

Safe Harbor Language

This press release contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the US Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “target,” “believe,” “expect,” “will,” “may,” “anticipate,” “estimate,” “would,” “positioned,” “future,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Examples of forward-looking statements include, among others, statements made in this press release regarding the proposed business combination, including the anticipated initial enterprise value and post-closing equity value, the benefits of the proposed business combination, integration plans, expected synergies and revenue opportunities, anticipated future financial and operating performance and results, including estimates for growth, the expected management and governance of the combined company, and the expected timing of the proposed transactions contemplated by the definitive agreement. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on GreenVision and AHA’s managements’ current beliefs, expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results and outcomes may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results and outcomes to differ materially from those indicated in the forward-looking statements include, among others, the following: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or could otherwise cause the Business Combination to fail to close; (2) the outcome of any legal proceedings that may be instituted against GreenVision or AHA following the announcement of the Merger Agreement and the Business Combination; (3) the inability to complete the Business Combination, including due to failure to obtain approval of the stockholders of GreenVision or other conditions to closing in the Merger Agreement; (4) the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the Business Combination; (5) the inability to obtain the listing of the shares of common stock of the post-acquisition company on the Nasdaq Stock Market or any alternative national securities exchange following the Business Combination; (6) the risk that the announcement and consummation of the Business Combination disrupts current plans and operations; (7) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (8) costs related to the Business Combination; (9) changes in applicable laws or regulations; (10) the possibility that AHA may be adversely affected by other economic, business, and/or competitive factors; (11) the impact of COVID-19 on the combined company’s business; and (12) other risks and uncertainties indicated from time to time in the proxy statement to be filed relating to the Business Combination, including those under “Risk Factors” therein, and in GreenVision’s other filings with the SEC. Some of these risks and uncertainties may in the future be amplified by the COVID-19 outbreak and there may be additional risks that GreenVision considers immaterial or which are unknown. A further list and description of risks and uncertainties can be found in GreenVision’s Annual Report on Form 10-K for the year ended December 31, 2019 and in the proxy statement on Schedule 14A that will be filed with the SEC by GreenVision in connection with the proposed transaction, and other documents that the parties may file or furnish with the SEC, which you are encouraged to read. Any forward-looking statement made by us in this press release is based only on information currently available to GreenVision and AHA and speaks only as of the date on which it is made. GreenVision and AHA undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

Additional Information and Where to Find It

GreenVision, AHA, and their respective directors, executive officers and employees and other persons may be deemed to be participants in the solicitation of proxies from the holders of GreenVision common stock in respect of the proposed transaction described herein. Information about GreenVision’s directors and executive officers and their ownership of GreenVision’s common stock is set forth in GreenVision’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC. Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement pertaining to the proposed transaction when it becomes available. These documents can be obtained free of charge from the sources indicated below.

GreenVision has filed a preliminary proxy statement with the SEC and intends to file with the SEC an amended preliminary proxy statement and a definitive proxy statements in connection with the proposed business combination and other matters and will mail a definitive proxy statement to its stockholders as of the record date established for voting on the proposed business combination. GreenVision’s stockholders and other interested persons are advised to read, once available, the preliminary proxy statement and any amendments thereto and, once available, the definitive proxy statement, in connection with GreenVision’s solicitation of proxies for its special meeting of stockholders to be held to approve, among other things, the proposed business combination, because these documents will contain important information about GreenVision, AHA and the proposed business combination. GreenVision’s stockholders may also obtain a copy of the preliminary or definitive proxy statement, once available, as well as other documents filed with the SEC by GreenVision, without charge, at the SEC’s website located at www.sec.gov or by directing a request to: GreenVision Acquisition Corp., One Penn Plaza, 36th Floor, New York, New York 10019. The information contained on, or that may be accessed through, the websites referenced in this press release is not incorporated by reference into, and is not a part of, this press release.

Non-Solicitation

This press release does not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction. This press release also does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

GreenVision contact:

David Fu, Chief Executive Officer

One Penn Plaza

36th Floor

New York, New York 10019

David.Fu@glo.com.cn

AHA contact:

Warren Hosseinion, Chief Executive Officer

2455 E Sunrise Blvd

Suite 1204

Fort Lauderdale Fl 33304

Telephone Number: 818 618-1458

Warren.Hosseinion@ahahealthcare.net

FOR ADDITIONAL INFORMATION:

The Equity Group Inc.

Devin Sullivan, Senior Vice President

dsullivan@equityny.com

Kalle Ahl, Vice President

kahl@equityny.com